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                CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 7, 2001, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-7812 and 811-0479) of Alliance Municipal Income Fund, Inc.




ERNST & YOUNG LLP


New York, New York
January 28, 2002


































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